Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements (File Nos. 33-48285, 33-88012, 33-80912, 33-85137, 333-28335, 333-1696, 333-60414, 333-72393 and 333-72391).

Arthur Andersen LLP

Boston, Massachusetts
December 28, 2001

Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (File Nos. 33-4825, 33-88012, 33-80912, 33-85137, 333-28335, 333-1696, 333-60414, 333-72393 and 333-72391) of NEXIQ Technologies, Inc. of our report dated November 30, 2001 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Detroit, Michigan